SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 18, 2017

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Base Salary Adjustments

On September 18, 2017, as part of its annual review of executive compensation, the Compensation Committee (the “Committee”) of the Board of Directors of Cirrus Logic, Inc. (the “Company”) approved the following salary increases effective immediately for the Company’s named executive officers:

Named Executive Officer	Position	Prior Salary	New Salary
Jason P. Rhode	President and Chief Executive Officer	$750,000	$800,000
Thurman K. Case	Vice President, Chief Financial Officer and Principal Accounting Officer	$364,000	$391,300
Scott A. Anderson	Senior Vice President and General Manager, Mixed- Signal Audio Division	$340,000	$357,000
Gregory S. Thomas	Vice President, General Counsel and Corporate Secretary	$350,000	$367,500
Jo-Dee M. Benson	Vice President and Chief Culture Officer	$340,000	$357,000

Amendment to the 2007 Management and Key Individual Contributor Incentive Plan

On September 18, 2017, the Committee also amended Schedule A of the 2007 Management and Key Individual Contributor Incentive Plan, as amended and restated as of May 20, 2016 (the “Incentive Plan”). On May 25, 2016, the Incentive Plan was filed with Registrant’s Report on Form 10-K for the fiscal year ended March 26, 2016.

In particular, following the Committee’s amendments, the Target Incentive Factors for each six-month plan cycle (as shown in Schedule A of the Incentive Plan) are as follows:

Level	Target Incentive Factor
CEO	75%
Direct Reports to the CEO at the Vice President Level and above	37.5%
Other Management and Key Individual Contributors	5 – 32.5%

The Committee considers a broad range of factors when adjusting compensation, including company and individual performance, the strategic importance of an executive’s position, history of pay adjustments, internal pay equity, the executive’s time in the position, and comparability with peer companies and market data. For example, the Committee considers comparable external pay practices of peer companies and aims to set base salary and target total cash compensation (including salary and target Incentive Plan payout) with reference to the 50th percentile for positions of similar scope and responsibility at those peer companies, with the potential to earn above this level for higher levels of performance.

These factors, and particularly strong company and individual performance over the prior 12 months, led the Committee to adjust the CEO’s base salary and target total cash compensation (through the CEO’s target incentive factor) in line with the 75th percentile of peer companies.

Prior to the Committee’s actions, the base salary and target total cash compensation of the remaining named executive officers were well below the peer companies’ 50th percentile. In an effort to maintain competitive compensation for these named executive officers, the Committee increased base salaries, which resulted in base salary levels for the remaining named executive officers falling between the peer companies’ 25th and 50th percentiles. In addition, the Committee increased the remaining named executive officers’ shared target incentive factor, which resulted in their target total cash compensations falling in the 25th to 75th percentile ranges.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: September 22, 2017	By:	/s/ Gregory S. Thomas
	Name:	Gregory S. Thomas
	Title:	Vice President, General Counsel and
Corporate Secretary